USA RADIO NETWORK
                 STANDARD AFFILIATION AGREEMENT
                       TERMS & CONDITIONS


The parties hereto AGREE AS FOLLOWS:

1. GRANT OF RIGHTS: USA grants to Affiliate and Affiliate hereby agrees to broadcast from Affiliate's Station certain programs from USA's services as specified in the USA Radio News and/or USA Radio Programming Addenda attached hereto ("Programming"), pursuant to the terms and conditions stated within this Agreement and the Addenda. This Agreement does not bind USA to any published schedule, as programs and talent can be changed, canceled, or added as deemed necessary or appropriate by USA.

2. DELIVERY: USA transmits Programming on several separate satellite signals for delivery to Affiliates and the Affiliate agrees to receive the Programming from one of the available satellite frequencies for broadcast to Affiliate's Station Service area. Affiliate is responsible for equipment used to receive the Programming.

3. PROOF OF PERFORMANCE: (Commercial Stations Only) Affiliate shall complete and return a Declaration of Clearance ("Declaration") with the executed Agreement. This Declaration is binding until Network is notified and agrees to any changes. If Affiliate at any time reformats the Station, whereby it is incapable of complying with its original Declaration, a new Declaration shall be completed promptly by Affiliate and returned to USA for approval. The original and any subsequent Declaration sent to USA must show clearances that meet or exceed the minimum broadcast requirements of USA.

4. PREEMPTION: Affiliate shall have the right to preempt any Programming that it reasonably believes is not in the public interest. In the event of a preemption of Network's Programming, Affiliate agrees to notify USA in writing within five (5) business days stating the date(s) and time(s) of each preemption.

5. CLEARANCE: Affiliate agrees that it shall commence broadcasting USA Programming that it has agreed to clear immediately upon reception at the station, unless otherwise stated in this Agreement or in the attached Addenda.

6. PERFORMING RIGHTS: The Affiliate shall maintain such licenses, including performing rights licenses, as may be necessary for the use of the Programming furnished hereunder.

7. INTERRUPTION OF PROGRAMMING: USA shall not be liable for the interruption or discontinuance of any Programming, including, but not limited to, acts of God or the ability or inability to maintain facilities. USA will not be liable for any act or omission of any participating common carrier or USA supplier.

8. INDEMNITY: The Affiliate agrees to indemnify, defend and hold USA harmless from and against any and all losses, claims, demands, liabilities, costs and expenses, including but not limited to, claims for libel, slander, infringement of copyright or unauthorized use of any trademark, trade name, or service mark, arising out of the material data, information or other content transmitted or received over USA's satellite service from any program producer other than USA.

9. TERMINATION OF RIGHTS: USA shall have the option to terminate this Agreement following thirty (30) days written notice upon the occurrence of any of the following:
(i) Affiliate's failure to perform any of its obligations as set forth herein; (ii) Affiliate's loss of its broadcasting license or change in or termination of its broadcast operations; or
(iii) Affiliate's misrepresentation of facts concerning its broadcast facility which adversely affect the terms or conditions of this Agreement.

10. WAIVERS: The waiver of any provision of this Agreement must be in writing to be valid. The delay or omission to exercise any right, or remedy accruing to USA hereunder upon breach or default by Affiliate shall not impair the enforcement of any right or remedy to be construed as a waiver of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any subsequent breach or default.

11. BINDING ARBITRATION: Any dispute arising out of this Agreement which cannot be resolved by the parties shall be submitted to binding arbitration. If the parties cannot agree upon a single arbitrator to decide the dispute, then each party will select a representative and the representatives will select an arbitration panel. Each party will be entitled to be represented by counsel, pre-trial discovery will be governed by the Texas Rules of Civil Procedure, and the arbitrator or arbitration panel shall award to the prevailing party a recovery for reasonable attorney's fees and reasonable costs in obtaining a decision. The parties agree to post a bond fixed by the arbitrator or arbitration panel in advance of the hearing to cover the cots of the arbitration. A cash deposit may be substituted in lien of a bond. The hearing will take place in either Dallas County or Tarrant County, Texas.

12. ENFORCEMENT: The parties agree that neither will seek relief of the courts without first following completely the arbitration procedure outlined in paragraph 11. A party may seek enforcement of the arbitration decision through the courts only in the event that the other party fails to abide by the decision of the arbitrator or arbitration panel. The parties agree that the proper venue for any litigation in the courts will be in a court of competent jurisdiction in Dallas County, Texas, the principal place of business of USA. Should litigation occur, the prevailing party in any litigation arising in connection with this Agreement will be entitled to recover reasonable attorney's fees and reasonable costs pertaining to the enforcement of the Agreement or any arbitration decision.

13. ASSIGNMENT OR TRANSFER: This Agreement shall remain in force during the initial or successive terms of this Agreement to the benefit of and be binding upon the parties hereto and their

                             -over-
respective successors or assigns. Affiliate agrees that if any application is made to the Federal Communications Commission pertaining to an assignment or transfer of control of Affiliate's license for the Station or any interest therein, Affiliate shall notify USA immediately upon the filing of such application. This Agreement shall not be assigned by Affiliate without the prior written consent of USA, and any permitted assignment shall not relieve Affiliate of its obligations hereunder. Any purported assignment of this Agreement by Affiliate without such consent shall be null and void and not enforceable against USA. Except as to assignments or transfers of control made pursuant to
Section 73.3540(f) of the Rules and Regulations of the Federal Communications Commission, USA shall have the right to terminate this Agreement effective as of the effective date of any assignment or transfer of control (voluntary or involuntary) of Affiliate's license for the Station or any interest therein, provided USA shall have given Affiliate notice of such termination within thirty (30) days after USA has been advised that such application for assignment or transfer has been filed with the Federal Communications Commission. If USA does not so terminate this Agreement, Affiliate agrees, prior to the effective date of any such assignment or transfer of control of Affiliate's Station, to procure and deliver to USA, in form satisfactory to USA, the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of the Station's authorization, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind. If Affiliate fails to notify USA of the proposed assignment or transfer of control of said Station's authorization, or fails to procure the agreement of the proposed assignee or transferee in accordance with the preceding sentence, then such failure shall be deemed a material breach of this Agreement and, without limiting any of USA's rights or remedies under this Agreement or otherwise, (i) USA shall be entitled to liquidated damages in the amount of local stations published rate card per spot for the remaining term of this Agreement; and (ii) USA shall have the right to terminate this Agreement upon thirty (30) days' notice to Affiliate and the transferee or assignee, given at any time within ninety (90) days after the effective date of such assignment or transfer or the date on which USA learns of such assignment or transfer, whichever is later.



14. COPYRIGHT: USA retains complete copyright and other property rights in all programming produced by and distributed by USA, including rights in ideas, formats, names, plots, music, artistic materials or stories and nothing in this Agreement is intended to transfer said rights to Affiliate. The Affiliate shall not authorize others to copy or tape any part of the USA Programming nor use it for any purpose other than as expressly provided herein.

15. GENERAL: No inducements, representations or warranties, except as specifically set forth herein, have been made by any of the parties hereto. This Agreement supersedes any and all prior agreements, whether written or oral, between the parties hereto.

16. ENTIRE AGREEMENT: This Agreement and the attached Addenda and Declaration constitute the entire agreement between the parties, supersedes any and all prior agreements, whether written or oral and may not be modified, renewed, or discharged except as provided herein, or by an Addendum, in writing, signed by both parties. All representations or agreements between USA and Affiliate must be in writing to be valid. All notices required or permitted hereunder shall be sent by U.S. mail and addressed as set forth in this Agreement, except discharges or cancellations which must be sent by a carrier that requires a signature upon arrival at USA.

17. LAWS: The obligations of USA and the Affiliate under this Agreement are subject to all applicable federal, state and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as amended, and the Rules and Regulations of the Federal Communications Commission) and this Agreement and all interpretations thereof shall be governed by the laws of the State of Texas.

18.  Special Considerations: __________________________________

_______________________________________________________________

_______________________________________________________________





I agree with the terms herein:





----------------    --------  ---------------------------   -----
Thomas R. Tradup    Date      Authorized Station Signature  Date
Vice President/General Manager
USA Radio Network
                                        -------------------------

Print Name, Title &
                                        Station's Call Letters


                                        -------------------------

Station's City & State of
                                        License

                        USA RADIO NETWORK
                      TOP-OF-THE-HOUR NEWS

                Addendum to Affiliation Agreement
                  (Commercial Station - USA 2)

     This is an Addendum to the Network Affiliation Agreement between USA Radio Network and ___________________________
("Affiliate"), dated ______________________________, 20________, to commence upon ____________________________________, 20_____, for Radio Station ("Station"), Station's City and State of License ________________________________________, Station's
Mailing Address of __________________________________________,
City ____________________________, State ________, Zip Code
_________________. This Agreement is subject to the "Standard Affiliation Agreement Terms and Conditions" stated in the pages attached hereto shall be deemed contractual provisions.

     1. Term: This Agreement shall commence at program sign on (verified by the stations signed affidavit of performance) and shall continue for ____ year(s) ("Initial Term"). Sign on will be no later than 90 days after USA Radio Network approves this contract.

     This Agreement shall be automatically renewed for a term of _____ year(s) ("Successive Years"); unless either party notifies the other in writing, by certified mail addressed to the said party's address set forth in this Agreement, no less than ninety
(90) days before the end of the then current term, of its decision to not renew the Agreement, in which event, this Agreement shall terminate at the end of the then current term. Any exceptions to these terms must be agreed to in writing by both parties and clearly defined in paragraph #8 - "Special Considerations" in this agreement.

     2. Programming. Permission to broadcast "USA Radio Top-of-the-Hour News" is given as an Addendum to the "Affiliation
Agreement" with Affiliate. USA will make the following programs available to Affiliate:

     A.   Business Reports
     B.   Marlin Maddoux Commentary
     C.   USA Health Newsfeed
     D.   Presidential Address
     E.   Special Events (all added coverage from USA News.)

     3. Broadcast Requirements of Spot Announcements. The Affiliate must broadcast a minimum of 24 minutes of National Spot Announcements daily (one and one-half minutes per hour) between 5:00 A.M. and 9:00 P.M. (Eastern time zone), including weekends. These National Spot Announcements occur during the Top-of-the-
Hour Newscast, but can be aired by Affiliate at any time within the same hour. By clearing the 1 & 1/2 minutes per hour, Affiliate is allowed to air any or all of the programs listed in No. 2.

     4. If Affiliate broadcasts any USA Programming the Affiliate may not tape-delay for rebroadcast any of these programs. If Affiliate desires to broadcast any portion of the Programming in part, it must obtain Network's prior consent and Network must receive attribution. Affiliate is responsible for using the Programming content in a responsible manner.

     5. To meet the Minimum Requirement, National Spot Announcements must be broadcast at the scheduled times. "Make Goods" must be pulled from certain newscasts or from the bulk feed and rebroadcast on the Station at a mutually agreed upon time. These "Make Goods" must be logged on the Declaration and reported on the Affidavits.

     6. Affiliate shall complete and return a notarized affidavit of performance ("Affidavit"). This Affidavit will confirm the Affiliate's original Declaration on record. The form used for this Affidavit will be supplied by the Network. This Affidavit must be returned to the Network no later than the tenth day of each month following broadcast of Network Programming.

     7. If the cost to Network to provide the Programming to the Affiliate increases due to news gathering expenses beyond Network's control to the point that it is no longer profitable to Network, then Network may cancel this Agreement upon sixty (60) days written notice.


8.  Special Considerations.


_________________________________________________________________

_________________________________________________________________


I agree with the terms herein:


----------------    -----     ----------------------------  -----
Thomas R. Tradup    Date      Authorized Station Signature  Date
Vice President/General Manager
USA Radio Network
                                   ------------------------------

Print Name, Title & Station's
                                   Call Letters